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                     SECURITIES PURCHASE AGREEMENT

                             by and between

                      RENAISSANCE COSMETICS, INC.

                                  and

                   THE INITIAL PURCHASER NAMED HEREIN


                   ---------------------------------

                      Dated as of February 3, 1997







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                            TABLE OF CONTENTS


                                                                         Page

                                ARTICLE I

                               DEFINITIONS

Section 1.1.     Definitions ..........................................     1
Section 1.2.     Accounting Terms .....................................     6

                               ARTICLE II

                   ISSUE OF NOTES; PURCHASE AND SALE
                 OF NOTES; RIGHTS OF HOLDERS OF NOTES;
                     OFFERING BY INITIAL PURCHASER

Section 2.1.     Issue of Notes .......................................     6
Section 2.2.     Purchase, Sale and Delivery of Notes .................     7
Section 2.3.     Registration Rights of Holders of Notes ..............     8
Section 2.4.     Offering by the Initial Purchaser ....................     8

                               ARTICLE III

                     REPRESENTATIONS AND WARRANTIES

Section 3.1.     Representations and Warranties of
                   the Company ........................................     8
Section 3.2.     Representations and Warranties of
                   the Initial Purchaser ..............................    22

                               ARTICLE IV

                     CONDITIONS PRECEDENT TO CLOSING

Section 4.1.     Conditions Precedent to Obligations
                   of the Initial Purchaser ...........................    24
Section 4.2.     Conditions Precedent to Obligations
                   of the Company......................................    27

                                ARTICLE V

                                COVENANTS

Section 5.1.     Covenants of the Company .............................    28



                                   -i-

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                                                                         Page

                               ARTICLE VI

                                  FEES

Section 6.1      Costs, Expenses and Taxes ............................    32
                               ARTICLE VII

                                INDEMNITY

Section 7.1.     Indemnity ............................................    33
Section 7.2.     Contribution .........................................    36
Section 7.3.     Note Registration Rights Agreement ...................    37

                              ARTICLE VIII

                              MISCELLANEOUS

Section 8.1.     Survival of Provisions ...............................    37
Section 8.2.     Termination ..........................................    38
Section 8.3.     No Waiver; Modifications in Writing ..................    39
Section 8.4      Information Supplied by the Initial
                   Purchaser ..........................................    39
Section 8.5.     Communications .......................................    40
Section 8.6      Determinations .......................................    40
Section 8.7.     Execution in Counterparts ............................    40
Section 8.8.     Successors ...........................................    40
Section 8.9.     Governing Law ........................................    41
Section 8.10.    Severability of Provisions ...........................    41
Section 8.11.    Headings .............................................    41

SIGNATURE PAGE


                                EXHIBITS

Exhibit 1        Form of Opinion of Paul, Weiss, Rifkind, Wharton
                   & Garrison
Exhibit 2        Form of Opinion of John R. Jackson
Exhibit 3        Form of Opinion of Cowan,  Liebowitz & Latman, P.C.
Exhibit 4        Form of Opinion of Lyon & Lyon
Exhibit 5        Form of Opinion of Debevoise & Plimpton
Exhibit 6        Form of Opinion of Cahill Gordon & Reindel

            SECURITIES PURCHASE AGREEMENT, dated as of February 3, 1997 (the "Agreement"), by and between RENAISSANCE COSMETICS, INC., a Delaware corporation (the "Company"), and CIBC WOOD GUNDY SECURITIES CORP. (the "Initial Purchaser").

            In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE I

                               DEFINITIONS

            Section 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "Accredited Investor" has the meaning provided therefor in Section 3.2(a) of this Agreement.

            "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

            "Basic Documents" means, collectively, the Indenture, the Notes, the Escrow Agreement, the Note Registration Rights Agreement and this Agreement.

            "Closing" has the meaning provided therefor in Section 2.2(b) of this Agreement.

            "Closing Date" has the meaning provided therefor in
Section 2.2(b) of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" has the meaning provided therefor in the Escrow Agreement.

            "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

            "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

            "Company" means Renaissance Cosmetics, Inc., a Delaware corporation.

            "Cosmar" means Cosmar Corporation, a Delaware corporation.

            "Default" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

            "DTC" has the meaning provided therefor in Section 2.2(c) of this Agreement.

            "EBITDA" has the meaning provided therefor in the Final
Memorandum.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means any Person that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414 of the Code.

            "Escrow Account" has the meaning provided therefor in the Escrow Agreement.

            "Escrow Agent" has the meaning provided therefor in the Escrow Agreement.

            "Escrow Agreement" means the Escrow and Disbursement Agreement dated as of the Closing Date, by and among the Escrow Agent, the Trustee and the

Company relating to the Escrow Account.

            "Event of Default" means any event defined as an Event of Default in the Indenture.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "Exchange Notes" has the meaning provided therefor in the Note Registration Rights Agreement.

            "Existing Registration Rights Agreements" means the Warrant Agreement dated as of August 18, 1994, between the Company and the American Bank, National Association, as warrant agent; the Registration Rights Agreement dated as of August 15, 1996 between the Company and CIBC Wood Gundy Securities Corp., as initial purchaser; the Common Stock Registration Rights Agreement dated as of August 15, 1996 between the Company and CIBC Wood Gundy Securities Corp., as initial purchaser; and the Senior Secured Credit Agreement dated as of December 4,1996 among Cosmar, the Company, certain of the Company's subsidiaries and the lenders named therein.

            "Final Memorandum" has the meaning provided therefor in
Section 2.1 of this Agreement.

            "GAAP" has the meaning provided therefor in Section 1.2 of this Agreement.

            "GAC" means Great American Cosmetics, Inc., a New York corporation.

            "Indemnified Party" has the meaning provided therefor in
Section 7.1(c) of this Agreement.

            "Indemnifying Party" has the meaning provided therefor in
Section 7.1(c) of this Agreement.

            "Indenture" means the Indenture dated as of February 15, 1997 by and between the Company and the Trustee under which the Notes will be issued.

            "Initial Purchaser" means CIBC Wood Gundy Securities
Corp.

            "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation (as defined in the Indenture), conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

            "Material Adverse Effect" means, with respect to the Company and its Subsidiaries, a material adverse effect on the business, properties, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that with respect to the Company, "Material Adverse Effect" shall also mean a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the other Basic Documents.

            "Material Subsidiaries" means Cosmar, Dana Perfumes Corp., a Delaware corporation, GAC, Houbigant (1995) Limited/Houbigant (1995) Limit??e, a Canadian corporation, and MEM.

            "MEM" means MEM Company, Inc., a New York corporation.

            "Memorandum" has the meaning provided therefor in Section
2.1 of this Agreement.

            "New Revolving Credit Facility" has the meaning provided therefor in the Final Memorandum.

            "Note Registration Rights Agreement" means the Note Registration Rights Agreement dated as of the Closing Date by and between the Company and the Initial Purchaser relating to the Notes.

            "Notes" means the 11 3/4% Senior Notes due 2004 of the
Company.

            "Offering Materials" has the meaning provided therefor in
Section 7.1(a) of this Agreement.

            "P&G Brands" has the meaning provided therefor in the Final Memorandum.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

            "PORTAL" means the Private Offerings, Resales and Trading through Automated Linkages Market.

            "Preliminary Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

            "Private Exchange Notes" has the meaning provided therefor in the Note Registration Rights Agreement.

            "Proceeding" has the meaning provided therefor in Section 7.1(c) of this Agreement.

            "QIB" has the meaning provided therefor in Section 3.2(a) of this Agreement.

            "Senior Notes" has the meaning provided therefor in the Final Memorandum.

            "Senior Notes Offer" has the meaning provided therefor in the Final Memorandum.

            "Senior Secured Credit Facility" has the meaning provided therefor in the Final Memorandum.

            "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

            "State Commission" means any agency of any State having jurisdiction to enforce such State's securities laws.

            "Stockholders Agreement" means the Stockholders Agreement dated August 10, 1994 between the Company and each of the individuals or entities which are parties thereto.

            "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

            "Taxes" has the meaning provided therefor in Section
3.1(v) of this Agreement.

            "Time of Purchase" has the meaning provided therefor in
Section 2.2(b) of this Agreement.

            "Trustee" means U.S. Trust Company of New York, as trustee under the Indenture.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

            Section 1.2. Accounting Terms. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles in the United States ("GAAP") as the same may be in effect from time to time.

                               ARTICLE II

                   ISSUE OF NOTES; PURCHASE AND SALE
                 OF NOTES; RIGHTS OF HOLDERS OF NOTES;
                    OFFERING BY INITIAL PURCHASER

            Section 2.1. Issue of Notes. The Company has authorized the issuance of $200,000,000 aggregate principal amount of the Notes, which are to be issued pursuant to the Indenture. Each Note will be substantially in the form of the Note set forth as Exhibit A to the Indenture.

            The Notes will be offered and sold to the Initial Purchaser without being registered under the Act, in reliance on exemptions therefrom.

            In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated January 15, 1997 (such preliminary memorandum, as amended and supplemented from time to time, together with any documents incorporated by reference therein, the "Preliminary Memorandum") and prepared a final offering memorandum dated February 3, 1997 (such final memorandum, as amended and supplemented from time to time, together with any documents incorporated by reference therein, the "Final Memorandum" and, together with the Preliminary Memorandum, the "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein.

            Section 2.2.  Purchase, Sale and Delivery of Notes.
(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees that it will sell to the Initial Purchaser, and the Initial Purchaser agrees that it will purchase from the Company at the Time of Purchase, all of the $200,000,000 aggregate principal amount of the Notes at a price equal to 97.00% of the principal amount thereof.

            (b) The purchase, sale and delivery of the Notes will take place at a closing (the "Closing") at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, at 10:00 A.M., New York time, on February 7, 1997, (the "Closing Date") or such later date and time, if any, as the Initial Purchaser and the Company shall agree. The time at which such Closing is concluded is referred to as the "Time of Purchase."

            (c) Delivery of the Notes to be purchased by the Initial Purchaser pursuant to this Agreement shall be made at the Closing by the Company by (i) delivering global certificates representing the Notes to The Depository Trust Company ("DTC") or its agent and (ii) causing the DTC participant account designated by the Initial Purchaser to be credited with the Notes purchased by such Initial Purchaser against payment therefor in immediately available same day funds through the facilities of DTC for the account of the Company. The Company agrees that, in connection with the placement of the Notes, the Initial Purchaser may, in its discretion, deduct from the purchase price of the Notes to be remitted to the Company at the Closing the amount of the reasonable expenses and legal fees (in accordance with such firm's standard rates and without any premium and documented in reasonable detail) of Cahill Gordon & Reindel, counsel to the Initial Purchaser, incurred in connection with the Offering (as defined in the Memorandum), the Memorandum, this Agreement, the Indenture, the Escrow Agreement and the Note Registration Rights Agreement, but in no case to exceed $275,000.

            The Company will bear all expenses of shipping the Notes (including, without limitation, insurance expenses) from New York City to such other places within the United States of America or Canada as the Initial Purchaser shall specify. Any tax on the issuance of the Notes will be paid by the Company at the Time of Purchase pursuant to Section 8.7.

            Section 2.3. Registration Rights of Holders of Notes. The Initial Purchaser and its direct and indirect transferees of the Notes will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the Trust Indenture Act as are set forth in the Note Registration Rights Agreement.

            Section 2.4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

                               ARTICLE III

                     REPRESENTATIONS AND WARRANTIES

            Section 3.1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchaser as follows:

            (a) The Final Memorandum, as of its date and at the Time of Purchase, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser and the proposed offering of the Notes furnished to the Company in writing by the Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto.

            (b) (i) The audited consolidated financial statements of the Company and its Subsidiaries, together with the related notes thereto, included in the Final Memorandum present fairly in all material respects the financial position, results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries at the dates and for the periods to which they relate. The audited combined financial statements of Cosmar and its affiliate (predecessor), together with the related notes thereto, included in the Final Memorandum present fairly the results of operations, changes in excess and cash flows of the assets acquired and liabilities assumed or the income and cash flows of Cosmar and its affiliate, as the case may be, at the dates and for the periods to which they relate. After due inquiry, the Company has no reason to believe that the audited financial statements of GAC, together with the related notes thereto, included in the Final Memorandum do not present fairly in all material respects the financial position, income and retained earnings and cash flows of GAC at the dates and for the periods to which they relate. After due inquiry, the Company has no reason to believe that the audited consolidated financial statements of MEM and its Subsidiaries, together with the related notes thereto, included in the Final Memorandum do not present fairly in all material respects the results of operations, financial position, changes in stockholders' equity and cash flows of MEM and its Subsidiaries at the dates and for the periods to which they relate. After due inquiry, the Company has no reason to believe that the audited statement of direct revenues and direct expenses of the P&G Brands included in the Final Memorandum does not present fairly in all material respects the direct revenues and direct expenses of the P&G Brands for the period to which it relates. All of the foregoing audited financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the period involved, except as otherwise stated therein or in the notes thereto.

                  (ii) The unaudited consolidated financial statements of the Company and its Subsidiaries (including the related notes thereto) included in the Final Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to year-end audit adjustments. After due inquiry, the Company has no reason to believe that the unaudited financial statements of GAC (including the related notes) included in the Final Memorandum do not present fairly in all material respects the financial position, income and retained earnings and cash flows of GAC at the dates and for the periods to which they relate, subject to year-end audit adjustments. After due inquiry, the Company has no reason to believe that the unaudited consolidated financial statements of MEM and its Subsidiaries (including the related notes thereto) included in the Final Memorandum do not present fairly in all material respects the financial position, results of operations and cash flows of MEM and its Subsidiaries at the dates and for the periods to which they relate subject to year-end audit adjustments. After due inquiry, the Company has no reason to believe that the unaudited statement of direct revenues and direct expenses of the P&G Brands included in the Final Memorandum does not present fairly in all materials respects the direct revenues and direct expenses of the P&G Brands for the period to which it relates. All of the foregoing unaudited financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the period involved, except as otherwise stated therein or in the notes thereto, and have been prepared on a basis substantially consistent with that of the respective audited financial statements referred to above, except as otherwise stated therein or in the notes thereto.

                 (iii) The summary and selected historical financial data in the Final Memorandum have been prepared and compiled on a basis consistent with the respective audited and unaudited financial statements included therein, except as otherwise stated therein or in the notes thereto.

                  (iv) The pro forma financial statements (including the notes thereto) and the other pro forma financial data included in the Final Memorandum have been prepared using reasonable assumptions and, with respect to the financial statements and related notes appearing under the heading "Unaudited Pro Forma Consolidated Financial Data" in the Final Memorandum, in accordance with the applicable requirements of the Act and, in all cases, include all adjustments necessary to present fairly in all material respects the pro forma financial information included within the Final Memorandum at the respective dates and for the respective periods indicated.

                   (v) The projected financial data included in the Final Memorandum have been prepared in good faith on the basis of information and assumptions that the Company believed to be fair and reasonable as of the date such data were prepared and which information and assumptions are believed to be fair and reasonable as of the date hereof, and the Company has no reason to believe that there has occurred or there is reasonably likely to occur any event or development which would cause the Company to lower in any material respect the Company's projected, pro forma EBITDA for the fiscal year ending March 31, 1997, determined as set forth in the Final Memorandum, from the amount set forth therein.

                  (vi) Deloitte & Touche LLP, Windes & McClaughry, Deutsch, Marin & Company and Ernst & Young LLP, which are reporting upon the audited financial statements included in the Final Memorandum, are independent public auditors as required by the Act.

            (c) The Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum. The Company and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the ownership or leasing of any property or the character of its operations makes such qualification necessary, except where the failure to be so qualified or in good standing, singly or in the aggregate, has not had and will not have a Material Adverse Effect.

            (d) The Company has the authorized, issued and outstanding capitalization as set forth in the Final Memorandum. All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries were validly issued, all of such capital stock is fully paid and nonassessable, and none of such shares were issued in violation of any preemptive or similar rights. As of the date hereof, the Company has no material Subsidiaries other than the Material Subsidiaries. All of the capital stock of the Material Subsidiaries is owned directly or indirectly by the Company, free and clear of any Liens other than Liens securing the Senior Secured Credit Facility. Except as set forth in the Final

      Memorandum, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other binding agreements or commitments of any character obligating the Company or its Subsidiaries to issue any securities. Except as set forth in the Final Memorandum or under the Existing Registration Rights Agreements, no Person other than the Initial Purchaser has any rights to the registration of securities of the Company under the Act or otherwise. Except for the Stockholders Agreement, the Company's Restated Certificate of Incorporation or as set forth in the Final Memorandum, there is no agreement, understanding or arrangement among the Company or its Subsidiaries and their respective stockholders or any other Person relating to the ownership or disposition of any capital stock in the Company or any of its Subsidiaries, the election of directors of the Company or any of its Subsidiaries, or the governance of the Company's or any of its Subsidiaries' affairs, and such agreements, arrangements or understandings will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement and the other Basic Documents.

            (e) This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Initial Purchaser) is a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity (whether asserted in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (ii) that any rights to indemnity or contribution hereunder may be limited by federal and state securities laws or the public policy underlying such laws.

            (f) The Indenture meets the requirements for qualification under the Trust Indenture Act. The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (whether asserted in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

            (g) The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, or, in the case of the Exchange Notes and the Private Exchange Notes, delivered in accordance with the terms of the Note Registration Rights Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (whether asserted in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

            (h) The Note Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity (whether asserted in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (ii) that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws or the public policy underlying such laws.

            (i) The Escrow Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Escrow Agent and the Trustee) will (i) be a valid and legally binding agreement of the Company, enforceable against it in accordance with its terms except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (whether asserted in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (ii) create in favor of the Escrow Agent for the benefit of the holders of the Senior Notes a valid and enforceable security interest in the Collateral (to the extent that a security interest may be created under the New York Uniform Commercial
      Code) and, upon due filing of the financing statements on Form UCC-1 and assuming, with respect to any cash constituting part of the Collateral, that the Escrow Agent maintains sole and exclusive possession, dominion and control thereof in the State of New York at all relevant times in accordance with the Escrow Agreement, a duly perfected first priority (except as may be expressly permitted by the Escrow Agreement) security interest in the Collateral, in each case that secures a portion of the interest due on the Senior Notes and such other amounts as are provided in the Escrow Agreement. The Company will have good and legal title to all Collateral covered by the Escrow Agreement free and clear of all Liens, except as may be expressly permitted under the Escrow Agreement. No agreements, filings or recordings are required to perfect the security interests created under the Escrow Agreement except for such filings or recordings required in connection with the Escrow Agreement as to which the Company shall cooperate in all respects so that the filing thereof may be made as required.

            (j) Immediately after the consummation of the transactions contemplated by this Agreement (including without limitation the use of proceeds from the sale of the Notes at the Time of Purchase, together with available cash, to fund the Escrow Account, repay the Senior Secured

      Credit Facility, finance the Senior Notes Offer and pay certain fees and expenses), the fair value and present fair saleable value of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities, and the Company (on a consolidated basis) will not be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including without limitation those described above), (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

            (k) The Company has all requisite corporate power and authority to
      (i) execute, deliver and perform its obligations under each of the Basic Documents, the Exchange Notes and the Private Exchange Notes, (ii) execute, deliver and perform its obligations under all other agreements and instruments to be executed and delivered by the Company pursuant to or in connection with each of the Basic Documents and (iii) issue the Notes in the manner and for the purpose contemplated by this Agreement. The execution and delivery by the Company of this Agreement and each of the Basic Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company.

            (l) Subsequent to the date as of which information is given in the Final Memorandum and immediately prior to the Time of Purchase, there has not been (i) any event or condition that has had or that would reasonably be expected to have a Material Adverse Effect, (ii) other than the consummation of the Senior Notes Offer, any transaction entered into by the Company or any of its Subsidiaries other than in the ordinary course of business, that is material to the Company and its Subsidiaries, taken as a whole, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on its Common Stock.

            (m) There is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best knowledge of the Company, threatened to which the Company or any of its Subsidiaries is or would be a party or of which the properties or assets of the Company or its Subsidiaries are or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Notes by the Company or any of the other transactions contemplated hereby, (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions or (iii) except as set forth in the Final Memorandum, could reasonably be expected to have a Material Adverse Effect.

            (n) The execution, delivery and performance by the Company of the Basic Documents, the issuance and sale by the Company of the Notes, and the execution, delivery and performance by the Company of all other agreements and instruments to be executed and delivered by the Company pursuant hereto or thereto or in connection herewith, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any law, rule or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect or in effect at the Time of Purchase having applicability to the Company or any of its Subsidiaries,
      (ii) conflict with or result in a breach of or constitute a default under the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or, as of the Time of Purchase, any indenture or loan or credit agreement, or any other agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, (iii) except as contemplated by the Basic Documents or the New Revolving Credit Facility, result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of its Subsidiaries except, in each case referred to in the preceding clauses (i), (ii) and (iii), where such violation, conflict, default or creation or imposition of any Lien would not (individually or in the aggregate) have a Material Adverse Effect and (iv) require any approval of equity holders or any approval or consent of any Person under any contractual obligation of the Company or its Subsidiaries except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Initial Purchaser or such approvals or consents the failure to obtain which would not singly or in the aggregate have a Material Adverse Effect.

            (o) Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries (i) will be in violation of its respective certificate of incorporation or by-laws, (ii) will be in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, (iii) will be in violation of any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters or (iv) will have violated or be in violation of any statute, rule or regulation of any governmental authority, except in each case, which default or violation (individually or in the aggregate) could not reasonably be expected to (y) affect the legality, validity or enforceability of any of the Basic Documents or (z) have a Material Adverse Effect.

            (p) Assuming the accuracy of the Initial Purchaser's representations and warranties set forth in Section 3.2 hereof and the representations and warranties of each subsequent transferee including, without limitation, the representation that it is a QIB or an Accredited Investor (as set forth in a certificate required to be delivered pursuant to the Indenture by each such subsequent transferee) and the due performance by the Initial Purchaser of the covenants and agreements set forth in Section 3.2 hereof, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Company of any of the Basic Documents, except (i) as may be required under state securities or "Blue Sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Notes or (ii) as would not (individually or in the aggregate) have a Material Adverse Effect. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which are required to have been obtained or made by the date hereof have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise.

            (q) The Company and its Subsidiaries are not, and immediately after the Time of Purchase will not be, "investment companies" or companies "controlled" by "investment companies" within the meaning of the Investment Company Act of 1940, as amended.

            (r) The execution and delivery of the Basic Documents and the sale of the Notes pursuant to this Agreement will not involve any non-exempt prohibited transaction within the meaning of Section 406 of the ERISA, or
      Section 4975 of the Code on the part of the Company or any of its Subsidiaries. The preceding representation is made in reliance upon, and subject to the continuing accuracy of, the representation made in Section 3.2(b) as to the Initial Purchaser. Except as disclosed in the Memorandum, the Company does not and, at and as of the Time of Purchase, the Company does not reasonably expect to have any liability for any prohibited transaction or funding deficiency, any complete or partial withdrawal liability or any termination liability with respect to any pension, profit sharing or other plan which is subject to ERISA and which is required to be funded, to which the Company or any of its ERISA Affiliates makes or ever has made a contribution and in which any employee of the Company or any of its ERISA Affiliates is or has ever been a participant. With respect to such plans, except as disclosed in the Memorandum, the Company and each of its ERISA Affiliates is and, at and as of the Time of Purchase, the Company and each of its ERISA Affiliates will be in compliance in all material respects with all applicable provisions of ERISA and the Code. Except as disclosed in the Memorandum, there are no material unfunded liabilities in respect at any pension plan maintained or contributed to by the Company or any of its ERISA Affiliates. The representations in this paragraph (r) shall apply to any multiemployer plan (within the meaning of Section 3(37) of ERISA) only to the best knowledge of the Company.

            (s) The Company and each of its Subsidiaries have good and valid title to, or valid and enforceable leasehold interests in, all properties and assets identified in the Final Memorandum as owned or leased, respectively, by each of them which are material to the business of the Company and its Subsidiaries, taken as a whole, free and clear of all Liens, except (i) such Liens as are described in the Final Memorandum, or
      (ii) Liens created in the ordinary course of business which are expressly permitted under the Indenture and, as to the Collateral, under the Escrow Agreement. All of the leases material to the business of the Company or any of its Subsidiaries, and under which the Company or any of its Subsidiaries, as the case may be, holds properties described in the Final Memorandum, are valid and binding as leased by them, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company or its Subsidiaries.

            (t) None of the Company, any of its Subsidiaries or any Person authorized to act for any of them has, either directly or indirectly, sold or offered for sale any of the Notes or any other similar security of the Company to, or solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than with or through the Initial Purchaser.

            (u) All tax returns required to be filed by the Company or any of its Subsidiaries in any jurisdiction (including foreign jurisdictions) have been duly filed and all taxes, assessments, fees and other charges including, without limitation, withholding taxes, penalties, and interest ("Taxes") due or claimed to be due have been paid, other than those Taxes being contested in good faith and for which adequate reserves or accruals have been established in accordance with generally accepted accounting principles, except where the failure to file such returns or to pay such Taxes is not reasonably likely to have, singly or in the aggregate, a Material Adverse Effect. The Company knows of no actual or proposed additional tax assessments for any fiscal period against the Company or its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect.

            (v) The Company and its Subsidiaries are the owners or licensees of all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto, the absence of which would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been charged with any material infringement of any intangible property of the character described above or been notified or advised of any material claim of any other Person relating to any of the intangible property, which infringements or claims (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

            (w) Each of the Basic Documents conforms in all material respects to the description thereof (to the extent described therein) in the Final Memorandum.

            (x) Assuming the accuracy of the Initial Purchaser's representations and warranties set forth in Section 3.2 hereof and the representations and warranties of each subsequent transferee including, without limitation, the representation that it is a QIB or an Accredited Investor (as set forth in a certificate required to be delivered pursuant to the Indenture by each such subsequent transferee) and the due performance by the Initial Purchaser of the covenants and agreements set forth in Section 3.2 hereof, the offer and sale of the Notes to the Initial Purchaser in the manner contemplated by this Agreement and the Final Memorandum does not require registration under the Act, and the Indenture does not require qualification under the Trust Indenture Act.

            (y) Except as set forth in the Final Memorandum, the Company and its Subsidiaries comply in all material respects with all laws, rules and regulations applicable to the Company and each such Subsidiary, and the Company and its Subsidiaries own or possess and are operating in compliance in all material respects with the terms, provisions, conditions, restrictions and limitations contained in all licenses, franchises, approvals, certificates and permits from all Federal, state, territorial, foreign and local governmental and regulatory authorities which are necessary to own or lease their respective properties and assets and to the conduct of their respective businesses (other than such laws, rules, regulations, licenses, franchises, approvals, certificates or permits that are immaterial in scope or application to the Company and its Subsidiaries, taken as a whole), including, without limitation, licenses, franchises and approvals from the United States Food and Drug

      Administration and the United States Federal Trade Commission, except where the failure to comply with any of the foregoing would not have a Material Adverse Effect. Except as otherwise set forth in the Memorandum, there are no citations or notices of forfeiture or other proceedings pending or, to the best knowledge of the Company, threatened or any basis therefor, which would lead to the revocation, termination, suspension or non-renewal of any such license, franchise, approval, certificate or permit the result of which could reasonably be expected to have a Material Adverse Effect. Except as otherwise set forth in the Final Memorandum, there are no restrictions or limitations contained in any applicable license, franchise, approval, certificate or permit, or, to the best knowledge of the Company, threatened or proposed in any pending or contemplated hearing, proceeding or procedure, that could reasonably be expected to have a Material Adverse Effect.

            (z) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its Subsidiaries which is pending or, to the best knowledge of the Company, threatened, which could, singly or in the aggregate, have a Material Adverse Effect.

            (aa) The Company and each of its Subsidiaries carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

            (bb) No securities of the Company or any of its Subsidiaries are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under
      Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (cc) None of the Company or its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

            (dd) None of the Company, its Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser and its Affiliates) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act) with respect to the Notes and the Company, its Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchaser and its Affiliates) have acted in accordance with the offering restrictions requirement of Regulation S under the Act.

            (ee) Neither the Company nor any of its affiliates (as defined in Rule 501(b) under the Act) has directly, or through any agent,
      (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of
      Section 4(2) of the Act.

            (ff) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

            (gg) No forward looking statement within the meaning of Section 27A of the Act and Section 21E of the Exchange Act contained in the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

            Section 3.2. Representations and Warranties of the Initial Purchaser. (a) The Initial Purchaser represents and warrants to the Company that: (1) the Notes sold to the Initial Purchaser to be acquired by it hereunder are being acquired for its own account or an account with respect to which it exercises sole investment discretion and it or any such account is a "qualified institutional buyer" as defined in Rule 144A of the Act ("QIB") and has no intention of distributing or reselling such Notes or any part thereof in any transaction which would be in violation of the securities laws of the United States of America or any state; (2) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, or with respect to any such securities sold in reliance on Regulation S of the Act, by means of any directed selling efforts within the meaning of Rule 903 under the Act and the Commission's Release No. 33-6863; (3) it acknowledges that the Notes have not been or will not be registered under the Act and that none of the Notes may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below; (4) it shall not resell or otherwise transfer any of such Securities except (A) to the Company or any of its Subsidiaries, (B) inside the United States to a QIB in compliance with Rule 144A or, if any such Person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such Person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (C) inside the United States to a limited number of other institutional investors reasonably believed by the Initial Purchaser to be "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act) each of which, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Initial Purchaser and the Company a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes set forth in Appendix A to the Final Memorandum in private sales exempt from registration under the Act, (D) outside the Unites States in compliance with Rule 904 under the Act, (E) pursuant to any other exemption from registration provided under the Act (if available) including Rule 144 thereunder or (F) pursuant to an effective registration statement under the Act; and (5) it will give to each person to whom it transfers the Notes notice of any restrictions on transfer of such Notes and subject to the Company's right prior to any such offer, sale or transfer pursuant to clause (E) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to it; and subject, nevertheless, to the disposition of the Initial Purchaser's property being at all times within its control and provided that with respect to clause (C) and (D) above, each such transfer is effected by delivery to such purchaser of securities in definitive form and registered in its name (or its nominee's name) on the books maintained by the registrar of the

Notes. The Initial Purchaser agrees to deliver at the Time of Purchase a letter to the Company confirming its compliance with the foregoing requirements.

            (b) The Initial Purchaser represents that it is not an insurance company and that no part of the funds to be used to purchase the Notes constitutes assets of any employee benefit plan ("plan assets"). As used in this
Section 3.2(b), the term "employee benefit plan" shall have the meaning assigned to such term in Section 3 of ERISA and whether assets are "plan assets" shall be determined in accordance with ERISA.

            (c) The Initial Purchaser also represents and warrants to the Company that (i) it has received and reviewed the Final Memorandum; (ii) it has delivered the Final Memorandum to each Person acquiring the Notes from it prior to the time of such Person's purchase; (iii) it has authorized the purchase of the Notes; and (iv) the purchase of Notes does not violate its charter, by-laws, other organizational documents of any law or regulation to which it is subject.

            (d) This Agreement has been duly authorized by the Initial Purchaser and, when executed and delivered by the Initial Purchaser (assuming the due authorization, execution and delivery by the Company), will constitute a valid and legally binding agreement of the Initial Purchaser, enforceable against it in accordance with its terms, except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (ii) as any rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

                               ARTICLE IV

                     CONDITIONS PRECEDENT TO CLOSING

            Section 4.1. Conditions Precedent to Obligations of the Initial Purchaser. The obligation of the Initial Purchaser to purchase the Notes to be purchased by it hereunder is subject to the satisfaction of the following conditions:

            (a) The Initial Purchaser shall have received opinions, addressed to the Initial Purchaser in form and substance satisfactory to counsel to the Initial Purchaser and dated the Closing Date, from (i) John R. Jackson,

      Esq., general counsel of the Company, substantially in the form of Exhibit 1 hereto; (ii) Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Company, substantially in the form of Exhibit 2 hereto; (iii) Cowan, Liebowitz & Latman, P.C., special trademark counsel to the Company, substantially in the form of Exhibit 3 hereto; (iv) Lyon & Lyon, substantially in the form of Exhibit 4 hereto; and (v) Debevoise & Plimpton, special counsel to Kidd, Kamm Equity Partners, L.P., substantially in the form of Exhibit 5 hereto.

            (b) The Initial Purchaser shall have received an opinion, addressed to the Initial Purchaser in form and substance satisfactory to the Initial Purchaser and dated the Closing Date, of Cahill Gordon & Reindel, counsel to the Initial Purchaser, substantially in the form of Exhibit 6 hereto.

            In rendering such opinions in accordance with Sections 4.1(a) and
      (b), each such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and the Material Subsidiaries and representations of the Initial Purchaser and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Each such counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction or an expert in the law of any other jurisdiction.

            (c) The Initial Purchaser shall have received from Deloitte & Touche LLP, Windes & McClaughry, Deutsch, Marin & Company and Ernst & Young LLP comfort letters dated the date hereof and the Closing Date in form and substance satisfactory to counsel to the Initial Purchaser.

            (d) The representations and warranties made by the Company herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement, including the pay-off of the Senior Secured Credit Facility and the consummation of the Senior Notes Offer) on the Closing Date and as of the Time of Purchase with the same effect as though such representations and warranties had been made on the Closing Date and as of the Time of Purchase, and the Company shall have complied in all material respects with all agreements as set forth in or contemplated hereunder required to be performed by it at or prior to the Time of Purchase.

            (e) Subsequent to the date of the Final Memorandum, (i) there shall not have been any change, or any development involving a prospective change, which has had or may have a Material Adverse Effect, and (ii) the Company and its Subsidiaries shall have conducted their respective businesses only in the ordinary course (other than the consummation of the Senior Notes Offer).

            (f) At the Time of Purchase and after giving effect to the consummation of the transaction contemplated by this Agreement and the other Basic Documents, there shall exist no Default or Event of Default.

            (g) The purchase of and payment for the Notes by the Initial Purchaser hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), (ii) shall not subject the Initial Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation (provided, however, that such regulation, law or onerous condition was not in effect at the date of this Agreement), and (iii) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

            (h) At the Time of Purchase, the Initial Purchaser shall have received a certificate, dated the Closing Date, from the Company stating that the conditions specified in Sections 4.1(d), (e), (f) and (k) have been satisfied or duly waived at the Time of Purchase.

            (i) Each of the Basic Documents shall be substantially in the form provided to the Initial Purchaser on the date hereof and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

            (j) All proceedings taken in connection with the issuance of the Notes, this Agreement, the other Basic Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser.

            (k) Subsequent to the date of the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or its Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (l) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (A) it is downgrading its rating assigned to any debt securities of the Company, or (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

            (m) The existing holders of Liens (other than Liens expressly permitted by the Escrow Agreement) on the Collateral shall have agreed in writing to release their Liens. The Company shall have obtained any other consents required to permit the Company to secure the Notes with a valid, effective first priority security interest in the Collateral.

            (n) The consummation of the Senior Notes Offer and the repayment of the Senior Secured Credit Facility shall have occurred prior to or contemporaneously with the Time of Purchase.

            (o) All costs due and owing and other reasonable expenses (including, without limitation, reasonable legal fees and expenses of counsel to the Initial Purchaser, Cahill Gordon & Reindel) required to be paid to or on behalf of the Initial Purchaser on or prior to the Time of Purchase pursuant to this Agreement shall have been so paid.

            On or before the Closing, the Initial Purchaser and counsel to the Initial Purchaser shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Company and its Subsidiaries as they may reasonably request.

            Section 4.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to issue and sell the Notes pursuant to this Agreement are subject, at the Time of Purchase, to the satisfaction of the following conditions:

            (a) The representations and warranties made by the Initial Purchaser herein shall be true and correct in all material respects at and as of the Time of Purchase with the same effect as though such representations and warranties had been made at and as of the Time of Purchase.

            (b) The issuance and sale of the Notes by the Company hereunder (i) shall not be enjoined under the laws of any jurisdiction to which the Company is subject (temporarily or permanently) at the Time of Purchase,
      (ii) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation (provided, however, that such regulation, law or onerous condition was not in effect at the date of this Agreement), and
      (iii) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

            (c) Each of the Basic Documents shall be satisfactory in form and substance to the Company and shall have been executed and delivered by all respective parties thereto and shall be in full force and effect and counsel to the Company shall have received a copy of each of such document duly executed by such parties.

            (d) The Minimum Tender Condition and the Consent Condition (each as defined in the Offer to Purchase and Consent Solicitation Statement furnished in connection with the Senior Notes Offer) shall have been satisfied.

                                ARTICLE V

                                COVENANTS

            Section 5.1. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

            (a) The Company will not amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Offering Memorandum that may be necessary or advisable in the opinion of the Initial Purchaser or counsel to the Initial Purchaser in connection with the resale of the Notes by the Initial Purchaser.

            (b) The Company will cooperate with the Initial Purchaser in arranging for the qualification, to the extent necessary under applicable law, of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Notes, the Exchange Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance; provided, however, that the Company's obligation hereunder shall not be applicable to the extent resale by the Initial Purchaser may be accomplished pursuant to a Registration Statement (as defined in the Note Registration Rights Agreement). Notwithstanding any provision of paragraph (a) or (c) of this Section 5.1, however, the Company's obligation under paragraphs (a) and (c) of this Section 5.1 shall terminate on the earliest to occur of (i) 180 days after the date of the Final Memorandum (exclusive of any days during which use of the Memorandum is suspended as set forth below) and (ii) the date upon which you and your affiliates first cease to hold Notes acquired as part of the initial distribution thereof; provided, however, that the Company shall, if requested by the Initial Purchaser, amend or supplement the Memorandum as provided in the second sentence of Section 5.1(a) after such 180-day period (but in no event beyond the date on which an exchange offer is consummated pursuant to the Note Registration Rights Agreement) so long as the Initial Purchaser shall have agreed to reimburse the Company for its reasonable expenses in connection therewith. In addition, after 30 days from the date hereof, the Company shall not be required to amend or supplement the Memorandum pursuant to paragraph (a) or (c) of this Section

      5.1 in the event that, and for so long as (A) an event occurs and is continuing as a result of which the Memorandum as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under when they are made, and (B) the Company determines in its good faith judgment that the disclosure of such event at such time would materially adversely affect the interests of the Company. The Company agrees to notify you to suspend use of the Memorandum as promptly as practicable after the occurrence of such an event, and you hereby agree to suspend use of the Memorandum until the Company has amended or supplemented the Memorandum to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines in its good faith judgment that the disclosure in the Memorandum of an event described above would no longer materially adversely affect the Company or that such disclosure is not necessary, the Company agrees promptly to notify you of such determination, to amend or supplement the Memorandum if necessary to correct any untrue statement or omission therein and to furnish you such numbers of copies of the Memorandum, as so amended or supplemented, as you may reasonably request.

            (d) The Company will provide, without charge, to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of the

      Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

            (e) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

            (f) For and during the period ending on the date no Notes are outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Notes and, promptly after available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

            (g) Prior to the Time of Purchase, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited quarterly financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

            (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

            (i) The Company will not, and will not permit any of its Subsidiaries to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (j) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not saleable in full under Rule 144 under the Act (or any successor provision), the Company will make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (k) The Company will use its reasonable best efforts to (i) permit the Notes to be included for quotation on PORTAL and (ii) permit the Notes to be eligible for clearance and settlement through DTC.

            (l) The Company will use its reasonable best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Basic Documents prior to or after the Closing and to satisfy all conditions precedent on its part to the obligation of the Initial Purchaser to purchase and accept delivery of the Notes.

                               ARTICLE VI

                                  FEES

            Section 6.1. Costs, Expenses and Taxes. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8.2 hereof, including, but not limited to, all costs and expenses incident to (i) its negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and each of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith,
(ii) any costs of printing the Memorandum and any amendment or supplement thereto, any other marketing related materials and any "Blue Sky" memoranda (which shall include the reasonable disbursements of counsel to the Initial Purchaser in respect thereof), (iii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (v) preparation (including printing), issuance and delivery to the Initial Purchaser of the Notes, (vi) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel to the Initial Purchaser relating thereto, (vii) all expenses in connection with any meetings with prospective investors in the Notes, (viii) fees and expenses of the Trustee including fees and expenses of counsel to the Trustee, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Notes on PORTAL, (x) any fees charged by investment rating agencies for the rating of the Notes and (xi) except as limited by Article VII, all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, in connection with the enforcement of this Agreement, the Notes or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company shall pay any and all stamp, transfer and other similar taxes (but excluding any income, franchise, personal property, ad valorem or gross receipts taxes) payable or determined to be payable in connection with the execution and delivery of this Agreement, any of the other Basic Documents or the issuance of the Notes, and shall save and hold the Initial Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes (other than if such delay is caused by the Initial Purchaser).

                               ARTICLE VII

                                INDEMNITY

            Section 7.1.  Indemnity.

            (a) Indemnification by the Company. The Company agrees and covenants to hold harmless and indemnify the Initial Purchaser and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation) to which the Initial Purchaser and its Affiliates may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum (as updated and amended and delivered to the Initial Purchaser) and any amendments or supplements thereto, the Basic Documents, any documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in any of the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) arising out of, based upon or in any way related or attributed to claims, actions or proceedings relating to this Agreement or the subject matter of this Agreement and resulting from any breach of any representation, warranty, covenant or agreement of the Company or any of the Material Subsidiaries contained in this Agreement or (iii) arising in any manner out of or in connection with such Person being the Initial Purchaser of the Securities and relating directly to any action taken or omitted to be taken by the Company or any of the Material Subsidiaries in violation of this Agreement; provided, however, that the Company shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph
(a) in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing by the Initial Purchaser for inclusion therein (or for a breach by the Initial Purchaser of any representation, covenant, agreement or warranty contained in this Agreement); provided, further, that the Company shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in the Memorandum that is corrected in any amendment or supplement thereto if the person asserting such loss, claim, damage or liability purchased Notes from the Initial Purchaser in reliance on the Memorandum but was not given any amendment or supplement thereto on or prior to the confirmation of the sale of such Notes. In addition, the Company shall not be liable (i) for any amounts paid in settlement of claims without its written consent, which consent shall not be unreasonably withheld, or (ii) for any losses, damages, claims or liabilities to the extent it is finally judicially determined that such losses, claims, damages or liabilities arose directly (x) out of untrue statements or omissions made in the Memorandum in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing by the Initial Purchaser (or for a breach by the Initial Purchaser of any representation or warranty contained in this Agreement) or (y) out of the gross negligence, willful misconduct or bad faith of the Initial Purchaser or such indemnified person. The Company further agrees to reimburse the Initial Purchaser for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with its being the Initial Purchaser; provided, that if the Company reimburses the Initial Purchaser hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, the Initial Purchaser hereby agrees to refund such reimbursement of expenses to the extent that the Initial Purchaser is not entitled to indemnification pursuant to this paragraph (a) for such losses, claims, damages or liabilities. The Company further agrees that the indemnification, contribution and reimbursement commitments set forth in this
Article VII shall apply whether or not the Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligations of the Company under this Article VII shall be in addition to any liability the Company may otherwise have.

            (b) Indemnification by the Initial Purchaser. The Initial Purchaser agrees and covenants to hold harmless and indemnify the Company and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement of any material fact contained in the Offering Materials, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to the Initial Purchaser and the proposed offering of the Notes furnished in writing by the Initial Purchaser for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchaser under this Article VII shall be in addition to any liability the Initial Purchaser may otherwise have.

            (c) Procedure. If any Person shall be entitled to indemnity hereunder (each an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnity is sought (each an "Indemnifying Party") of the commencement of any action, suit, investigation or proceeding, governmental or otherwise (a "Proceeding"), with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party;

provided, however, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnified Parties shall have been advised in writing by counsel that there may be one or more material defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof with respect to the Indemnified Parties and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or parties, or for fees and expenses that are not reasonable. No Indemnified Party or Parties will settle any Proceeding without the consent of the Indemnifying Party or parties (but such consent shall not be unreasonably withheld). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject of such Proceeding.

            Section 7.2. Contribution. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

            The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined pro rata or per capita or by any other method of allocation which does not take into account the equitable considerations referred to in such paragraph. Notwithstanding any other provision of this
Section 7.2, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or a breach of a representation or warranty or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            Section 7.3. Note Registration Rights Agreement. Notwithstanding anything to the contrary in this Article VII, the indemnification and contribution provisions of the Note Registration Rights Agreement shall govern any claim with respect thereto.

                              ARTICLE VIII

                              MISCELLANEOUS

            Section 8.1. Survival of Provisions. The representations, warranties and covenants of the Company, its officers and the Initial Purchaser made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles V, VII and VIII shall remain operative and in full force and effect regardless of (a) the investigation made by or on behalf of the Company, the Initial Purchaser or any Indemnified Party, (b) acceptance of any of the Notes and payment therefor, (c) any termination of this Agreement or (d) disposition of the Notes by the Initial Purchaser whether by redemption, exchange, sale or otherwise.

            Section 8.2. Termination. This Agreement may be terminated in the sole discretion of the Initial Purchaser, by notice to the Company given prior to the Time of Purchase in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing:

            (a) the Company or any of its Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or any of its Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

            (b) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

            (c) a banking moratorium shall have been declared by New York or United States authorities;

            (d) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

            (e) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

            Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in Section
8.1 hereof.

            Section 8.3. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided, that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the Initial

Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchaser from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            Section 8.4. Information Supplied by the Initial Purchaser. The statements set forth in the penultimate sentence of the third paragraph under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 3.1(a) and 7.1(a) and (b) hereof.

            Section 8.5. Communications. All notices, demands and other communications provided for hereunder shall be in writing, and, (a) if to the Initial Purchaser, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to c/o CIBC Wood Gundy Securities Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, or at such other address as the Initial Purchaser may designate to the Company in writing with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Roger Meltzer, Esq., and (b) if to the Company, shall be given by similar means to Renaissance Cosmetics, Inc., 635 Madison Avenue, New York, New York 10022,
Attention: Thomas Kaung, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention:
Mitchell S. Fishman or at such other address as the Company may designate to the Initial Purchasers in writing. In each case notices, demands and other communications shall be deemed given when received.

            Section 8.6. Determinations. All determinations to be made by the Company or the Initial Purchaser hereunder in its opinion of judgment or with its approval or otherwise shall be made by it in its sole discretion (except as expressly provided otherwise).

            Section 8.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 8.8. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Company contained in Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchaser and any Person or Persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in
Section 7.1(b) of this Agreement shall also be for the benefit of the directors of the Company, its officers, employees and agents and any Person or Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

            Section 8.9. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            Section 8.10. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 8.11. Headings. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                    RENAISSANCE COSMETICS, INC.


                                    By: /s/ Thomas T.S. Kaung
                                        ----------------------------
                                        Name: Thomas T.S. Kaung
                                        Title: GVP


 CIBC WOOD GUNDY SECURITIES CORP.


 By: /s/ Mark Dalton
     ------------------------------
     Name: MD
     Title:

                                                                       EXHIBIT 1



       FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                                                                       EXHIBIT 2



                   FORM OF OPINION OF JOHN R. JACKSON

                                                                       EXHIBIT 3



           FORM OF OPINION OF COWAN, LIEBOWITZ & LATMAN, P.C.

                                                                       EXHIBIT 4



                     FORM OF OPINION OF LYON & LYON

                                                                       EXHIBIT 5



                 FORM OF OPINION OF DEBEVOISE & PLIMPTON

                                                                       EXHIBIT 6



               FORM OF OPINION OF CAHILL GORDON & REINDEL